POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that the persons whose signatures appear below constitute and appoint each of Paul M. Harmon, Kurt F. Bock or Robert W. Rush, Jr. to act as attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned in any and all capacities to sign the Registration Statements of COUNTRY Mutual Funds Trust and pre- or post-effective amendments and supplements thereto, and to file the same with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and to have full power and authority to do or cause to be done in the name and on behalf of the undersigned each and every act and thing requisite and necessary or appropriate with respect thereto to be done in order to effectuate the same, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may do or cause to be done by virtue thereof.

IN WITNESS WHEREOF, the undersigned has hereto set his or her hand on the date set forth below.

Date: October 31, 2005

NAME

/s/ Philip T. Nelson
Philip T. Nelson, Trustee

/s/ Charlot R. Cole
Charlot R. Cole, Trustee
/s/ David A. Downs
David A. Downs, Trustee

/s/ Nancy J. Erickson
Nancy J. Erickson, Trustee

/s/ Roger D. Grace
Roger D. Grace, Trustee

/s/ William G. Beeler
William G. Beeler, Trustee

/s/ Leland A. Strom
Leland A. Strom, Trustee

/s/ Robert W. Weldon
Robert W. Weldon, Trustee